                                                                    EXHIBIT 4.11


                              SECOND AMENDMENT TO
                               WARRANT AGREEMENT


         This Second Amendment to Warrant Agreement (this "Amendment") is executed by and between Search Capital Group, Inc., a Delaware Corporation (the "Company"), and American Securities Transfer, Inc., as Warrant Agent (the "Warrant Agent").

                                    RECITALS

         WHEREAS, the Company and the Warrant Agent have entered into that certain Warrant Agreement dated as of March 27, 1996, as amended by that certain First Amendment to Warrant Agreement dated as of July 18, 1996 (as so amended, the "Warrant Agreement"), which contemplates the issuance of certain warrants expiring March 14, 2001 (the "Warrants") in the form of the certificate attached to the Agreement as EXHIBIT A;

         WHEREAS, effective November 22, 1996, the Company has effected a 1-for-8 reverse stock split of its Common Stock;

         WHEREAS, as a result of the reverse stock split, the number of shares purchasable pursuant to each Warrant has been reduced to one-eighth of the previous number, in accordance with the provisions of the Warrant Agreement;

         WHEREAS, the form of Warrant certificate attached to the Warrant Agreement must be revised to reflect the reverse stock split and new certificates must be prepared and exchanged with the holders of the outstanding Warrants;

         WHEREAS, Section 2(d) of the Warrant Agreement continues to erroneously reflect that the Company may issue Warrants under the Warrant Agreement to purchase up to 5,676,178 shares of the Company's Common Stock rather than 10,000,000 shares as provided in the First Amendment to Warrant Agreement;

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. Form of Warrant Certificate. The form of certificates for the Warrants shall be revised in the manner set forth on EXHIBIT A attached hereto and a new form of certificate shall be prepared that is identical to the prior form of certificate except for the changes set forth on the attached EXHIBIT A. When such new form of certificate is prepared, it shall be substituted in lieu of the existing EXHIBIT A to the Warrant Agreement.

         2.      Amendment to Warrant Agreement.

                 (a) Section 2(d) of the Warrant Agreement is hereby amended to read in its entirety as follows:

                                  "(d)     From time to time, through the
                          Expiration Time, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 10,000,000 shares, subject to adjustment, of Common Stock upon the exercise of Warrants in accordance with the terms of this Agreement."

         3. Definitions. Capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Warrant Agreement.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument as if the parties hereto had executed the same instrument.
Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. An electronically transmitted copy of an executed counterpart of this Amendment shall be deemed an original.

         5. The Warrant Agreement as amended hereby shall continue in full force and effect and is hereby ratified, confirmed and approved in all respects.

         Executed as of November 22, 1996.

                                        SEARCH CAPITAL GROUP, INC.,
                                        a Delaware corporation



                                        By: /s/ ROBERT D. IDEI
                                            -----------------------------------
                                        Name: Robert D. Idei
                                              ---------------------------------
                                        Title: Senior Executive Vice President
                                               --------------------------------

                                        AMERICAN SECURITIES TRANSFER, INC.,
                                        as Warrant Agent


                                        By: /s/ KELLIE D. WATSON
                                            ------------------------------------
                                        Name: Kellie D. Watson
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                                                       EXHIBIT A

        NUMBER               WARRANT CERTIFICATE             WARRANTS
                                      OF
        W 00105           SEARCH CAPITAL GROUP, INC.       - 1,239,681 -

"EFFECTIVE NOVEMBER 22, 1996, THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO PURCHASE UPON EXERCISE OF EACH WARRANT REPRESENTED HEREBY IS 1/8TH OF A SHARE."


                                                       CUSIP 812207 11 6

                                                           SEE REVERSE
                                                     FOR CERTAIN DEFINITIONS

THIS CERTIFIES that, for value received

                DEVELOPMENT SPECIALISTS INC AS ESCROW AGENT PURSUANT TO AN ESCROW AGREEMENT DTD NOV 25, 1996

or registered assigns thereof (the "Registered Holder") is the holder of the number of Search Capital Group, Inc. (the "Company") warrants ("Warrants") specified above. Each Warrant entitles the Registered Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Company one share of Common Stock, par value $0.01 per share (the "Common Stock") of the Company on or before the Expiration Time (as defined herein), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the Corporate office of American Securities Transfer, Inc, as Warrant Agent, or in authorized successor (the "Warrant Agent"), at 938 Quail, Lakewood, Colorado, 80215 or such other address as the Warrant Agent may specify in writing to the Registered Holder of the Warrants evidenced hereby, accompanied by payment of a price (the "Exercise Price") per Warrant in lawful money of the United States of America in cash or by check or postal, telegraphic or express money order drawn on commercial bank, trust company or savings and loan having an office or correspondent in the United States and made payable to the order of the "Search Capital Escrow Account." A Warrant shall be exercisable at the Exercise Price indicated below if the Warrant is exercised during the twelve-month period beginning on March 15th of the years indicated below.


             Twelve Months Beginning                Exercise Price
             -----------------------                --------------
                      1996                               $2.00
                      1997                               $2.25
                      1998                               $2.50
                      1999                               $2.75
                      2000                               $3.00


After the Expiration Time, the Warrants shall no longer be exercisable.
        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated March 27, 1996, by and between the Company and the Warrant Agent.
        The term "Expiration Time" shall mean 5:00 pm., New York time, on March 14, 2001, subject to extension as provided herein. If such date shall fall on a day that is a Saturday or Sunday or a day on which banking institutions are legally authorized to close in the City of New York, then such expiration time shall mean the next following day which in the City of New York is not a holiday or a day on which banking institutions are legally authorized to close ("Business Day").
        In the event of certain contingencies provided in the Warrant Agreement, the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.
        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, this Warrant Certificate shall be cancelled and a new Warrant Certificate or Warrant Certificate of like tenor, which the Warrant Agent shall countersign, shall be delivered as directed by the Registered Holder for the balance of such Warrants.
        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the Corporate Office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, and payment of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
        Any Warrants not exercised prior to the Expiration Time will be redeemed by the Company at a redemption price of $0.25 per Warrant, subject to the Company's having funds legally available therefor.
        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
        THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
        This warrant Certificate is not valid unless countersigned by the Warrant Agent.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                  11/25/1996

By

/s/ GEORGE C. EVANS                            /s/ JOE B. DORMAN
President                                      Secretary

[SEAL]

                         COUNTERSIGNED:
                         American Securities Transfer, Inc.
                              P.O. Box 696
                         Denver, Colorado 80201


                         By  /s/ ILLEGIBLE
                            --------------------------------------------
                            TRANSFER AGENT OR REGISTRAR AUTHORIZED SIGNATURE